UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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COLD SPRING CAPITAL INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COLD SPRING CAPITAL INC.
51 Locust Avenue, Suite 302
New Canaan, Connecticut 06840

April 9, 2007

TO OUR STOCKHOLDERS:

You are cordially invited to attend a special meeting of stockholders of Cold Spring Capital Inc. to be held on Friday, May 4, 2007. At this meeting, you will be asked to approve the dissolution and plan of liquidation of Cold Spring, as contemplated by its amended and restated certificate of incorporation, since Cold Spring will not be able to complete an initial transaction within the time period for it to do so. Upon dissolution, Cold Spring will, pursuant to a Plan of Liquidation, discharge its liabilities, wind up its affairs and distribute to its public shareholders the proceeds of the Company’s IPO trust account as contemplated by its charter and its initial public offering, or IPO, prospectus.

This meeting is particularly significant in that stockholders must approve the company’s dissolution and plan of liquidation for Cold Spring to be authorized to distribute the IPO trust account proceeds to its stockholders. It is important that your shares are voted at this special meeting.

As you may be aware, Cold Spring was organized in 2005 to acquire an operating business or portfolio of financial assets or real estate assets (sometimes referred to in this proxy statement as an “initial transaction”). Cold Spring closed its IPO on November 16, 2005. Of the net proceeds of its IPO, $5.49 per unit (the offering price was $6.00 per unit) was placed in an interest-bearing trust account to be used in connection with an initial transaction or returned to stockholders if an initial transaction were not completed within 12 months, or within 18 months if a letter of intent, agreement in principle or definitive agreement was executed within the 12-month period. In furtherance of its corporate purpose, on November 3, 2006, Cold Spring entered a definitive agreement with Seven Canyons Investors, L.L.C., Cavan Management Services, L.L.C. and David V. Cavan, providing for Cold Spring’s acquisition of Sedona Development Partners, LLC, or Sedona. On February 14, 2007, Cold Spring’s Board of Directors and the owner of Sedona mutually agreed to terminate the purchase agreement based on the parties’ agreement that the conditions to closing were incapable of being satisfied as a result of, among other things, the results of Sedona’s operations and lower than anticipated sales of Sedona since the execution of the acquisition agreement. As a result, Cold Spring is now required to dissolve and liquidate as provided in its charter and public filings.

The Plan of Liquidation included in the enclosed proxy statement provides for the discharge of the Company’s liabilities and the winding up of its affairs, including distribution to current holders of Cold Spring common shares originally issued in its IPO of the principal and accumulated interest (net of applicable taxes) of the IPO trust account as contemplated by its charter and its IPO prospectus. Cold Spring’s pre-IPO stockholders, consisting of its current and former directors who purchased an aggregate of 5,000,000 shares prior to the IPO have waived any interest in any such distribution and will not receive any of it.

Stockholder approval of the Company’s dissolution is required by Delaware law, under which Cold Spring is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of Cold Spring’s outstanding common stock will be required to approve the dissolution and plan of liquidation. Your Board of Directors, which consists of Richard A. Stratton and Joseph S. Weingarten, has unanimously approved the Company’s dissolution, deems it advisable and recommends you approve the dissolution and plan of liquidation. Cold Spring’s pre-IPO shareholders have advised the Company that they support the dissolution and will vote for it. The Board intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution.

Cold Spring currently has net liabilities and obligations that exceed its available cash outside the IPO trust account by approximately $1,185,781, or $0.06 per public share. Of such liabilities and obligations, $896,081 is owed to entities affiliated with Richard A. Stratton, Cold Spring’s Chairman of the Board, Chief Executive Officer and Secretary. Mr. Stratton and Joseph S. Weingarten, Cold Spring’s President and Treasurer and a director, have agreed that they will, severally, one half each, be personally liable to ensure that the proceeds in the trust account will not be reduced by the claims of various vendors that are owed money by the Company for services rendered or contracted or products sold to the Company, or by claims by Ferris, Baker Watts, Inc., pursuant to indemnification obligations they provided the Company at the time of its IPO. Messrs. Stratton and Weingarten have confirmed to Cold Spring that they expect to meet these obligations, and are currently negotiating with the Company’s creditors regarding satisfaction of its liabilities, which they expect to complete prior to the special meeting. If they fail to meet their obligations, however, under Delaware law, public shareholders could be required to return a portion of the distributions they receive pursuant to the Plan up to their pro rata shares of the liabilities not so discharged, but not in excess of the total amounts received by them from the Company. Since the obligations of Messrs. Stratton and Weingarten are not collateralized or guaranteed, Cold Spring cannot assure you that they will perform their obligations or that stockholders would be able to enforce those obligations.

After careful consideration of all relevant factors, Cold Spring’s Board of Directors has unanimously determined that the Company’s dissolution is fair to and in the best interests of Cold Spring and its stockholders, has declared it advisable, and recommends that you vote or give instruction to vote “FOR” the dissolution and plan of liquidation.

The Board also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to authorize Cold Spring’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the Company’s dissolution.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Plan and the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO READ THIS MATERIAL CAREFULLY AND VOTE YOUR SHARES.

Cold Spring’s management and its Board appreciate your support during this process.

Sincerely,

Richard A. Stratton
Chairman of the Board, Chief Executive Officer and Secretary

YOUR VOTE IS IMPORTANT. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

2

COLD SPRING CAPITAL INC.
51 Locust Avenue, Suite 302
New Canaan, Connecticut 06840

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2007

TO THE STOCKHOLDERS OF
COLD SPRING CAPITAL INC.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Cold Spring Capital Inc., a Delaware corporation, will be held 9:00 a.m., Eastern time, on Friday, May 4, 2007, at the offices of Choate, Hall & Stewart LLP, Two International Place, Boston, Massachusetts, for the sole purpose of considering and voting upon proposals to:

1.

Approve the dissolution of the Company and the proposed Plan of Liquidation in the form of Annex A to the accompanying proxy statement; and

2.

Authorize Cold Spring’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and Cold Spring’s by-laws, no other business may be transacted at the meeting.

The Board of Directors has fixed the close of business on April 3, 2007, as the date for determining Cold Spring stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of Cold Spring common stock on that date are entitled to have their votes counted at the special meeting or any adjournment. A list of stockholders entitled to vote at the meeting will be available for inspection at the offices of the Company and at the special meeting.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by presenting a proxy obtained from your brokerage firm or bank. YOUR FAILURE TO VOTE OR INSTRUCT YOUR BROKER OR BANK HOW TO VOTE WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE DISSOLUTION AND PLAN OF LIQUIDATION.

Cold Spring’s Board of Directors unanimously recommends that you vote “FOR” approval of each proposal.

Dated: April 9, 2007

By Order of the Board of Directors,

Richard A. Stratton
Chairman of the Board, Chief Executive Officer and Secretary

COLD SPRING CAPITAL INC.
51 Locust Avenue, Suite 302
New Canaan, Connecticut 06840

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2007

PROXY STATEMENT

A special meeting of stockholders of Cold Spring Capital Inc. will be held at 9:00 a.m., Eastern time, on Friday, May 4, 2007, at the offices of Choate, Hall & Stewart LLP, Two International Place, Boston, Massachusetts. At this important meeting, you will be asked to consider and vote upon proposals to:

1.

Approve the dissolution of the Company and the proposed Plan of Liquidation in the form of Annex A to this proxy statement; and

2.

Authorize Cold Spring’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and Cold Spring’s by-laws, no other business may be transacted at the meeting.

This proxy statement contains important information about the meeting and the proposals. Please read it carefully and vote your shares.

The “record date” for the special meeting is April 3, 2007. Record holders of Cold Spring common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 25,000,000 outstanding shares of Cold Spring common stock, of which 20,000,000 were issued in the Company’s initial public offering, or the public shares, and 5,000,000 were issued to the Company’s current and former directors before the IPO, or the pre-IPO shares, and each of which entitles its holder to one vote per proposal at the special meeting. Cold Spring’s warrants do not have voting rights.

This proxy statement is first being mailed to stockholders on or about April 9, 2007.

SUMMARY OF THE PLAN OF LIQUIDATION

At the special meeting, you will be asked to approve the dissolution and plan of liquidation of the Company, as contemplated by its certificate of incorporation.

The following describes briefly the material terms of the proposed dissolution and plan of liquidation of the Company. This information is provided to assist stockholders in reviewing this proxy statement and considering the proposed dissolution and plan of liquidation, but does not include all of the information contained elsewhere in this proxy statement and may not contain all of the information that is important to you. To understand fully the dissolution and plan of liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the plan of liquidation attached as Annex A, in its entirety.

If the dissolution is approved, we will:

•

file a certificate of dissolution with the Delaware Secretary of State;

•

adopt a Plan of Liquidation in or substantially in the form of Annex A to this proxy statement by Board action in compliance with Delaware law;

•

establish a contingency reserve for the satisfaction of any unknown or additional liabilities, consisting solely of the indemnification obligations of Richard A. Stratton, the Company’s Chairman of the Board, Chief Executive Officer and Secretary, and Joseph S. Weingarten, Cold Springs President and Treasurer and a director provided Cold Spring at the time of its IPO; and

•

pay or adequately provide for the payment of our liabilities, including (i) existing liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to the Company’s public shareholders in accordance with the Company’s charter.

We expect to make a liquidating distribution to the Company’s public shareholders of the proceeds of the IPO trust account as soon as practicable following the filing of our Certificate of Dissolution with the State of Delaware after stockholder approval of the dissolution and liquidation and adoption of the Plan. The Company is currently negotiating with its creditors regarding the satisfaction of its other liabilities. It expects to accomplish this, concurrently with such liquidating distribution, with the proceeds of payments made or arranged at no cost to the Company by Messrs. Stratton or Weingarten pursuant to their indemnification obligations provided at the time of the Company’s IPO. The Company does not anticipate that any creditor will make any claims with respect to amounts held in the trust account, although Ferris, Baker Watts, Inc. has demanded that Cold Spring retain in trust or otherwise reserve the sum of $7.788 million in respect of the disputed claims asserted by them. Cold Spring does not believe that it has any obligation to and has no intention of, reserving any funds from the trust in respect of such claims. As the Company does not have any material assets beyond the IPO trust account, we do not anticipate that any additional distributions to stockholders will be made.

As a result of the Company’s liquidation, for U.S. federal income tax purposes, stockholders will recognize a gain or loss equal to the difference between (i) the amount of cash distributed to them generally, less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) their tax basis in shares of Company common stock. You should consult your tax advisor as to the tax effects of the Plan and the Company’s dissolution in your particular circumstances.

Under Delaware law, stockholders will not have dissenters’ appraisal rights in connection with the dissolution and liquidation.

Under Delaware law, if we distribute the IPO trust account proceeds to public shareholders but fail to pay or make adequate provision for our liabilities, and if Messrs. Stratton and Joseph S. Weingarten do not perform their indemnification obligations, each Cold Spring stockholder could be held liable for amounts owed to Company creditors to the extent of the stockholder’s pro rata share of the liabilities not so discharged, but not in excess of the total amount received by such stockholder. Messrs. Stratton and Weingarten have informed the Company that they intend to honor their indemnification obligations. If they fail to do so, however, under Delaware law, public shareholders could be required to return a portion of the distributions they receive pursuant to the Plan up to their pro rata shares of the liabilities not so discharged, but not in excess of the total amounts received by them from the Company. Since Messrs. Stratton’s and Weingarten’s obligations are not collateralized or guaranteed, Cold Spring cannot assure you that they will perform their obligations, or that stockholders would be able to enforce those obligations.

If our stockholders do not vote to approve the Company’s dissolution and plan of liquidation, our Board of Directors will explore what, if any, alternatives are available for the future of the Company. The Board believes, however, there are no viable alternatives to the Company’s dissolution and liquidation pursuant to the Plan, and, indeed, the Company’s charter and the IPO prospectus contemplated that the Company has no choice but to liquidate in these circumstances. The Board has unanimously approved the Company’s dissolution and liquidation, deems it advisable and recommends you approve it.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements, including statements concerning our expectations, beliefs, plans, objectives and assumptions about the value of the Company’s net assets, the anticipated liquidation value per share of our common stock, the ability of Richard A. Stratton or Joseph S. Weingarten to satisfy any indemnification obligations, the merits of the prevailing litigation against the Company, and the timing and amounts of any distributions of liquidation proceeds to stockholders. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “estimate,” “intend,” “plan,” “projection” and “would.” The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and includes this statement for purposes of invoking those provisions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or other subjects of such statements, to differ materially from its expectations regarding such matters expressed or implied by those statements. These factors include the risks that we may incur additional liabilities, that the amount required for the settlement of our liabilities could be higher than expected, and that we may not meet the anticipated timing for the dissolution and liquidation, as well as the other factors set forth under the caption “The Dissolution and Plan of Liquidation—Risk Factors to be Considered in Connection with the Company’s Dissolution and the Plan” and elsewhere in this proxy statement. All of such factors could reduce the amount available for, or affect the timing of, distribution to our stockholders, and could cause other actual outcomes to differ materially from those expressed in any forward-looking statements made in this proxy statement. You should therefore not place undue reliance on any such forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements contained in this proxy statement are reasonable, it cannot guarantee future events or results. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PLAN

These questions and answers are only summaries of the matters they discuss. Please read this entire proxy statement.

Q.

What is being voted on?

A.

You are being asked to vote upon proposals to:

1.

Approve the dissolution of the Company and the proposed Plan of Liquidation in the form of Annex A to this proxy statement; and

2.

Authorize Cold Spring’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and Cold Spring’s by-laws, no other business may be transacted at the meeting.

Q.

Why is Cold Spring proposing dissolution and liquidation?

A.

Cold Spring was organized in 2005 to acquire an operating business or portfolio of financial assets or real estate assets (an “initial transaction”). Cold Spring closed its IPO on November 16, 2007. Of the net proceeds of its IPO, $5.49 per unit (or $109,826,000 in the aggregate) was placed in an interest-bearing trust account to be used in connection with an initial transaction or returned to stockholders, if an initial transaction were not to have been completed within 12 months, or within 18 months if a letter of intent, agreement in principle or definitive agreement were executed within the 12-month period. In furtherance of its corporate purpose, on November 3, 2006, Cold Spring entered a definitive agreement with Seven Canyons Investors, L.L.C., Cavan Management Services, L.L.C. and David V. Cavan providing for Cold Spring’s acquisition of Sedona Development Partners, LLC, or Sedona. On February 14, 2007, Cold Spring’s Board of Directors and the owner of Sedona mutually agreed to terminate the purchase agreement based on the parties’ agreement that the conditions to closing were incapable of being satisfied as a result of, among other things, the results of Sedona’s operations and lower than anticipated sales of Sedona since the execution of the acquisition agreement. As a result, Cold Spring is now required to dissolve and liquidate as provided in its charter and public filings.

The Plan of Liquidation provides for the distribution to current holders of Cold Spring common shares originally issued in its IPO of the principal and accumulated interest (net of applicable taxes) of the IPO trust account as contemplated by the Company’s charter and its IPO prospectus. Cold Spring’s pre-IPO stockholders, or the private shareholders, consisting of our current directors, have waived any interest in any such distribution and will not receive any of it. Stockholder approval of the Company’s dissolution is required by Delaware law, under which Cold Spring is organized. Stockholder approval of the Plan is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of Cold Spring’s outstanding common stock will be required to approve the dissolution and plan of liquidation. Your Board of Directors, consisting of Richard A. Stratton and Joseph S. Weingarten, has unanimously approved the Company’s dissolution, deems it advisable and recommends you approve the dissolution and plan of liquidation. The Board intends to approve the Plan, as required by Delaware law, immediately following stockholder approval of the dissolution and plan of liquidation.

Q.

How do the Cold Spring Insiders intend to vote their shares?

A.

The private shareholders, who purchased an aggregate of 5,000,000 shares prior to the IPO, have advised the Company that they support the dissolution and plan of liquidation and will vote for it, together with the adjournment proposal.

Q.

What vote is required to adopt the proposals?

A.

Approval of the Company’s dissolution and plan of liquidation will require the affirmative vote of holders of a majority of Cold Spring’s outstanding common stock. Approval of Proposal Two (adjourning the special meeting if necessary) requires the affirmative vote of holders of a majority of Cold Spring’s common stock present or represented by proxy at the special meeting and voting on the proposal.

Q.

Why should I vote for the proposals?

A.

The Plan of Liquidation provides for the distribution to current holders of Cold Spring common shares originally issued in its IPO of the principal and accumulated interest (net of applicable taxes) of the IPO trust account as contemplated by the Company’s charter and its IPO prospectus. Stockholder approval of the Company’s dissolution is required by Delaware law, under which Cold Spring is organized, and stockholder approval of the Plan is designed to comply with relevant provisions of U.S. federal income tax laws. If the dissolution and plan of liquidation is not approved, Cold Spring will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the IPO trust account to holders of public shares.

Q.

How much do I get if the dissolution and plan of liquidation is approved?

A.

If the dissolution and plan of liquidation is approved, we expect that each holder of public shares will receive $5.49 of original principal of the IPO trust account and approximately $0.21 of accumulated interest (as of February 28, 2007 and net of estimated applicable taxes), or a total of $5.70, per public share. The IPO trust account contained an aggregate $114,411,540 as of February 28, 2007. The amount of interest in the trust account (net of applicable taxes) available for distribution to the holders of public shares will be finally determined at the time of such distribution.

Q.

What if I don’t want to vote for the dissolution and plan of liquidation?

A.

If you do not want the dissolution and plan of liquidation to be approved, you must abstain, not vote, or vote against it. You should be aware, however, that if the dissolution and plan of liquidation is not approved, Cold Spring will not be authorized to dissolve and liquidate and will not be authorized to distribute the funds held in the IPO trust account to holders of public shares. Whether or not you vote against it, if the dissolution and plan of liquidation is approved, all public shareholders will be entitled to share ratably in the liquidation of the IPO trust account.

Q.

What happens if the dissolution and plan of liquidation isn’t approved?

A.

If the dissolution and plan of liquidation is not approved, Cold Spring will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the IPO trust account to holders of public shares. If sufficient votes to approve the dissolution and plan of liquidation are not available at the meeting, or if a quorum is not present in person or by proxy, the Company’s Board of Directors may seek to adjourn or postpone the meeting to continue to seek such approval.

Q.

If the dissolution and plan of liquidation is approved, what happens next?

A.

We will file a Certificate of Dissolution with the Delaware Secretary of State; adopt the Plan by Board action in compliance with Delaware law; conclude our negotiations with creditors and pay or adequately provide for the payment of the Company’s liabilities; distribute the proceeds of the IPO trust account to public shareholders; and otherwise effectuate the Plan.

Q.

If I am not going to attend the special meeting in person, should I return my proxy card instead?

A.

Yes. In fact whether or not you intend to attend the special meeting, after carefully reading and considering the information in this document, please vote your shares by mail, or, if you hold your shares through a bank or brokerage house, the Internet or telephone, so that your shares may be represented at the special meeting.

Q.

What will happen if I abstain from voting or fail to vote?

A.

Abstaining or failing to vote will have the same effect as a vote against the proposed dissolution and plan of liquidation.

Q.

How do I change my vote?

A.

Deliver a later-dated, signed proxy card to Cold Spring’s secretary prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Joseph S. Weingarten, Cold Spring Capital Inc., 51 Locust Avenue, Suite 302, New Canaan, Connecticut 06840.

Q.

If my shares are held in “street name,” will my broker automatically vote them for me?

A.

No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q.

Can I still sell my shares?

A.

Yes, you may sell your shares at this time, although, as a result of the announcement of the Company’s intention to liquidate, the market for Cold Spring shares may be limited. If you sell shares before, or purchase shares after, the record date for the special meeting, you will not be entitled to vote those shares at the special meeting. Delaware law restricts transfers of our common stock after dissolving, which we expect will occur upon approval of the Company’s dissolution by stockholders at the special meeting. Thereafter and until trading on the American Stock Exchange is halted through termination of registration, we believe that any trades of the Company’s shares will be tracked and marked with a due bill by the Depository Trust Company.

Q.

Who can help answer my questions?

A.

If you have questions, you may write or call Cold Spring Capital Inc., 51 Locust Avenue, Suite 302, New Canaan, Connecticut 06840, (203) 972-0888, Attention: Joseph S. Weingarten.

Q.

What will happen to my warrants in connection with the dissolution and liquidation of Cold Spring?

A.

Since no distributions will be made to warrant holders pursuant to the plan of liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires). In addition, the warrants have no voting rights.

Q.

Should I send in my Cold Spring stock certificates now?

A.

No. After the Company is dissolved, you will receive written instructions explaining how to exchange your shares of Cold Spring for the cash to which you will be entitled.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

Cold Spring is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting in connection with the proposed dissolution and liquidation of the Company. This proxy statement provides you with information you need to know to vote or instruct your vote to be cast at the special meeting.

DATE, TIME AND PLACE. We will hold the special meeting at 9:00 a.m., Eastern time, on May 4, 2007, at the offices of Choate, Hall & Stewart LLP, Two International Place, Boston, Massachusetts 02110, to vote on the proposals to approve the Company’s dissolution and plan of liquidation and the proposal to adjourn or postpone the meeting if necessary to solicit additional proxies.

PURPOSE. At the special meeting, holders of Cold Spring common stock will be asked to approve the Company’s dissolution and plan of liquidation and the proposal to authorize Company management to adjourn or postpone the meeting to solicit additional proxies.

Cold Spring’s Board of Directors, consisting of Richard A. Stratton and Joseph S. Weingarten, has determined that the proposed dissolution and plan of liquidation is fair to and in the best interests of Cold Spring and its stockholders, approved and declared it advisable, and recommends that Cold Spring stockholders vote “FOR” it.

The Board of Directors also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to permit Cold Spring’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

The special meeting has been called only to consider approval of the proposed dissolution and plan of liquidation and management authority to adjourn or postpone the meeting if necessary to solicit additional proxies. Under Delaware law and Cold Spring’s by-laws, no other business may be transacted at the special meeting.

RECORD DATE; WHO IS ENTITLED TO VOTE. The “record date” for the special meeting is April 3, 2007. Record holders of Cold Spring common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 25,000,000 outstanding shares of Cold Spring common stock, of which 20,000,000 were originally issued in the Company’s IPO and 5,000,000 are held by our initial stockholders who acquired them prior to the IPO. Each common share entitles its holder to one vote per proposal at the special meeting. Cold Spring’s warrants do not have voting rights.

Our initial stockholders who acquired shares prior to the IPO have advised the Company that they will vote in favor of both of the proposals.

During the ten-day period before the special meeting, Cold Spring will keep a list of holders of record entitled to vote at the special meeting available for inspection during normal business hours at its offices in New Canaan, Connecticut for any purpose germane to the special meeting. The list of stockholders will also be provided and kept at the location of the special meeting for the duration of the special meeting, and may be inspected by any stockholder who is present.

QUORUM; VOTE REQUIRED. A majority of the outstanding common stock of the Company, present in person or by proxy, will be required to constitute a quorum for the transaction of business at the special meeting, other than adjournment to seek a quorum. Approval of the Company’s dissolution and plan of liquidation will require the affirmative vote of holders of a majority of Cold Spring’s outstanding common stock. Approval of the proposal for discretionary authority to adjourn or postpone the special meeting to solicit additional proxies will require the affirmative vote of holders of a majority of Cold Spring’s common stock voting on the proposal.

ABSTAINING FROM VOTING OR NOT VOTING, EITHER IN PERSON OR BY PROXY OR BY VOTING INSTRUCTION, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE DISSOLUTION AND PLAN OF LIQUIDATION PROPOSAL.

VOTING YOUR SHARES. Each share of common stock that you own in your name entitles you to one vote per proposal. If you are the record holder of your shares, you must vote by signing and returning the enclosed proxy card. If your shares are held by your broker, there are three ways to vote your shares at the special meeting:

•

By signing and returning the enclosed proxy card. If you vote by proxy card, your “proxies,” whose names are listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Cold Spring Board “FOR” approval of the dissolution and plan of liquidation and the proposal to authorize management to adjourn or postpone the meeting to solicit additional proxies.

•

By telephone or on the Internet. If you hold your shares through a bank or brokerage house, you can vote this way by following the telephone or Internet voting instructions that are included with your proxy card. If you do, you should not return the proxy card.

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You can attend the special meeting and vote in person. We will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or another nominee, you must present a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

ADJOURNMENT OR POSTPONEMENT. If Proposal Two is approved at the special meeting, Cold Spring may adjourn or postpone the special meeting if necessary to solicit further proxies. In addition, Cold Spring may adjourn or postpone the special meeting as set forth in Cold Spring’s amended and restated certificate of incorporation or by-laws or as otherwise permitted by law.

QUESTIONS ABOUT VOTING. If you have any questions about how to vote or direct a vote in respect of your Cold Spring common stock, you may call Joseph S. Weingarten, our President, at (203) 972-0888. You may also want to consult your financial and other advisors about the vote.

REVOKING YOUR PROXY AND CHANGING YOUR VOTE. If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

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Delivering another proxy card with a later date;

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Notifying Cold Spring Capital, Inc., 51 Locust Avenue, Suite 302, New Canaan, Connecticut 06840
Attn: Joseph S. Weingarten in writing before the special meeting that you have revoked your proxy; or

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Attending the special meeting, revoking your proxy and voting in person.

If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote. If an executed proxy card is returned by a broker or bank holding shares that indicates that the broker or bank does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted on the proposals. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

BROKER NON-VOTES. If your broker holds your shares in its name and you do not give the broker voting instructions, National Association of Securities Dealers, Inc. rules prohibit your broker from voting your shares on the dissolution and plan of liquidation proposal or the proposal to adjourn or postpone the special meeting to solicit additional proxies. This is known as a “broker non-vote.” Abstentions or broker non-votes will have the same effect as a vote against the dissolution and plan of liquidation proposal. Abstentions or broker non-votes will not be counted as votes for or against the proposal to authorize management to adjourn or postpone the special meeting, as the vote required to approve this discretionary authority is a majority of the shares present in person or by proxy and entitled to vote.

NO DISSENTERS’ RIGHTS. Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal in connection with the Company’s dissolution and liquidation.

SOLICITATION COSTS. Cold Spring is soliciting proxies on behalf of the Cold Spring Board of Directors. This solicitation is being made by mail but also may be made in person or by telephone or other electronic means. Cold Spring and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail, telephone or other electronic means. These persons will not be paid for doing this.

Cold Spring has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance desirable. Cold Spring will pay all fees and expenses related to the retention of any proxy solicitation firm.

Cold Spring will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Cold Spring will reimburse them for their reasonable expenses.

STOCK OWNERSHIP. Information concerning the holdings of certain Cold Spring stockholders is set forth under “Security Ownership of Certain Beneficial Owners and Management.”

THE DISSOLUTION AND PLAN OF LIQUIDATION

The Board of Directors is proposing the Company’s dissolution and plan of liquidation for approval by our stockholders at the special meeting. The Board has unanimously approved the Company’s dissolution, declared it advisable and directed that it be submitted for stockholder action at the meeting. The Board has also approved the Plan of Liquidation and directed that it be submitted for stockholder action, and, as required by Delaware law, intends to re-approve it immediately following stockholder approval of the dissolution and plan of liquidation and the filing of a Certificate of Dissolution with the Delaware Secretary of State. A copy of the Plan is attached as Annex A to this proxy statement, and you are encouraged to read it carefully.

After approval of the Company’s dissolution, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish the following:

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filing a Certificate of Dissolution with the Secretary of State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years, as required under Delaware law;

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adopting a Plan of Liquidation in or substantially in the form of Annex A to this proxy statement by Board action in compliance with Delaware law;

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establishing a contingency reserve for the satisfaction of unknown or additional liabilities, which reserve shall consist solely of the indemnification obligations of Messrs. Stratton and Weingarten provided to Cold Spring at the time of its IPO;

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giving the trustee of the trust account notice to commence liquidating the investments constituting the trust account and turning over the proceeds to Cold Spring’s transfer agent for distribution according to the Plan of Liquidation;

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as provided in the Plan of Liquidation, paying or adequately providing for the payment of our known liabilities, including (i) existing liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, (iii) claims of vendors, and (iv) our obligations to Cold Spring’s stockholders in accordance with Cold Spring’s charter;

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if there are insufficient assets to satisfy our known and unknown liabilities, paying all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor;

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winding up our remaining business activities; and

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making tax and other regulatory filings.

Following dissolution, although they do not expect to do so, our directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan. In addition, although it does not anticipate that it will be necessary to do so since we do not have any material assets outside the IPO trust account (indeed, we expect to have no funds outside the IPO trust account after paying expenses), the Board will be authorized to establish a liquidating trust to complete the Company’s liquidation.

At March 1, 2007, we had approximately $91,475 in cash outside the IPO trust account and an additional $114.4 million in the IPO trust account. Our balance sheet as of that date also reflected total liabilities of approximately $1.7 million. Of such liabilities and obligations, $896,081 is owed to entities affiliated with Mr. Stratton. We currently have net liabilities (excluding taxes) and obligations that exceed available cash outside the IPO trust account by approximately $1.2 million, or $0.06 per public share. We expect to pay the Company’s liabilities (other than those owed to entities affiliated with Mr. Stratton) in full or, in some cases, in a reduced amount agreed to by the relevant creditor(s) pursuant to negotiations currently in progress. In addition to satisfying these liabilities, we anticipate incurring additional professional, legal and accounting fees in connection with the Company’s dissolution and liquidation. All cash for the payment of the foregoing, beyond any assets of the Company outside the IPO trust account, will be provided by Messrs. Stratton and Weingarten or pursuant to arrangements they procure at no cost to the Company pursuant to their indemnification obligations.

The indemnification obligations of Messrs. Stratton and Weingarten provide that they will indemnify Cold Spring for liabilities to which Cold Spring becomes subject as a result of a claim by any “vendor” who is owed money by Cold Spring for “services rendered or products sold,” or by any “target” business, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with Cold Spring and (ii) the payment of such debts and obligations reduces the amount in the trust account. Messrs. Stratton and Weingarten have also agreed to be personally liable for claims of Ferris, Baker Watts, Inc. to the extent such claims reduce the amount in the trust account. See “Information about Cold Spring—Legal Proceedings.” Although Sedona and the sellers of Sedona, as well as Continental Stock Transfer & Trust Company, Goldstein Golub Kessler LLP, Full Circle LLC, and the underwriters in the IPO have agreed to waive any rights to or claims against the proceeds held in the trust account, our remaining vendors and other entities have not executed such agreements. The only vendor that would fall within the indemnification agreements of Messrs. Stratton and Weingarten is Choate, Hall & Stewart LLP (owed approximately $188,000 as of March 1, 2007).

Cold Spring has liabilities of approximately $403,465 for federal income taxes and state franchise taxes which are not liabilities for services rendered or products sold. In accordance with the terms of the trust agreement, amounts owed for federal income taxes and state franchise taxes will be deducted from amounts in the trust account prior to distributions to the stockholders in accordance with the Plan of Liquidation. Although Cold Spring is not aware of any other liabilities that will not be covered by the indemnification agreements of Messrs. Stratton and Weingarten, no assurance can be made that such liabilities will not arise in the future. If such liabilities were to arise in the future or actual liabilities exceed those anticipated, under Delaware law, stockholders who receive distributions from Cold Spring pursuant to the Plan of Liquidation could be liable for their pro rata share of such liabilities, but not in excess of the amounts distributed to them.

Our Board of Directors has unanimously approved the dissolution and plan of liquidation of the Company and unanimously recommends that our stockholders vote “FOR” this Proposal.

RISK FACTORS TO BE CONSIDERED IN CONNECTION WITH
THE COMPANY’S DISSOLUTION AND THE PLAN

There are a number of factors that our stockholders should consider when deciding whether to vote to approve the Company’s dissolution and plan of liquidation, including the following:

We may not meet the anticipated timing for the dissolution and liquidation.

Promptly following the meeting, if our stockholders approve the Company’s dissolution and plan of liquidation, we intend to file a Certificate of Dissolution with the Secretary of State of Delaware and wind up our business promptly thereafter. We expect that the Company will make the liquidation distribution of the IPO trust account proceeds to its stockholders as soon as practicable following the filing of our Certificate of Dissolution with the State of Delaware after approval of the dissolution by the stockholders. We do not expect that there will be any additional Company assets remaining for distribution to stockholders after payment, provision for payment or compromise of its liabilities and obligations. There are a number of factors that could delay our anticipated timetable, including the following:

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delays in the payment, or arrangement for payment or compromise, of remaining Company liabilities or obligations;

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lawsuits or other claims asserted against us; and

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unanticipated legal, regulatory or administrative requirements.

If our reserves for payments to creditors are inadequate, each stockholder may be liable for a pro rata portion of creditors’ claims up to the amount distributed to such stockholder by us.

Pursuant to Delaware law, we will continue to exist for three years after the dissolution becomes effective for completion of our winding up. If we fail to provide adequately for all our liabilities, each of our stockholders could be liable for payment of the stockholder’s pro rata portion of creditors’ claims up to the amount distributed to such stockholder in the liquidation. As described under “Information about Cold Spring — Legal Proceedings,” Ferris, Baker Watts, Inc. has demanded that we retain in the trust or otherwise reserve the sum of $7.788 million in respect of the disputed claims asserted by them. We do not believe we have any obligation, and have no intention, to do so.

Claims may be made against the IPO trust account, resulting in its impairment or in delay in distributing it to public shareholders.

The Company currently has little available funds outside the IPO trust account and must make arrangements with vendors and service providers in reliance on the existing indemnification obligations of Messrs. Stratton and Weingarten. Pursuant to their indemnification obligations, Messrs. Stratton and Weingarten have agreed that they will, severally, one half each, be personally liable to ensure that the proceeds in the trust account will not be reduced by claims of various vendors that are owed money by the Company for services rendered or contracts or products sold to the Company. Cold Spring’s creditors may seek to satisfy their claims from funds in the IPO trust account if Messrs. Stratton and Weingarten do not perform their indemnification obligations. This could reduce a stockholder’s distribution from the IPO trust account, or delay stockholder distributions. We believe we have identified all of the Company’s liabilities, and do not expect the foregoing to occur, except that Ferris, Baker Watts, Inc. has demanded that we retain in the trust or otherwise reserve the sum of $7.788 million in respect of the disputed claims asserted by them. We do not believe we have any obligation, and have no intention, to do so.

If they do not perform them, you may have difficulty enforcing the indemnification obligations of the Company’s officers.

As stated above, Richard A. Stratton, our Chief Executive Officer, Secretary and Chairman of the Board, and Joseph S. Weingarten, our President and Treasurer and a director, will severally, one half each, be personally liable to ensure that the proceeds in the trust account are not reduced by (i) the claims of various vendors or other entities that are owed money by Cold Spring for services rendered or contracted for or products sold to Cold Spring, (ii) the claims of any prospective target with which Cold Spring has entered into a written letter of intent, confidentiality or nondisclosure agreement with respect to a failed transaction with such prospective target or (iii) claims by Ferris, Baker Watts, Inc. to the extent such claims reduce the amount in the trust account. See “Information about Cold Spring – Legal Proceedings.” We currently believe that Messrs. Stratton and Weingarten are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. To the extent the indemnification obligations end up being substantially higher than Messrs. Stratton and Weingarten currently foresee or expect and/or their financial resources deteriorate in the future, this could also act as a limitation on this indemnification. Hence, we cannot assure you that Messrs. Stratton and Weingarten will be able to satisfy those obligations. Messrs. Stratton and Weingarten will not be personally liable to pay the Company’s debts and obligations except as provided above and if either of those officers were to assert that he is unable to satisfy those obligations, Cold Spring has no other officers or directors who could bring a claim against that officer.

Recordation of transfers of our common stock on our stock transfer books will be restricted as of the date fixed by the Board for filing the certificate of dissolution, and thereafter it generally will not be possible for stockholders to change record ownership of our stock.

After dissolution, Delaware law will prohibit transfers of record of our common stock except by will, intestate succession or operation of law. We believe, however, that after dissolution any trades of shares of our common stock held in “street” name will be tracked and marked with a due bill by the Depository Trust Company.

Our Board of Directors may delay implementation of the plan, even if dissolution is approved by our stockholders.

Even if the Company’s dissolution is approved by our stockholders, our Board of Directors has reserved the right, in its discretion, to delay implementation of the Plan, if it determines that doing so is in the best interests of the Company and its stockholders. The Board is, however, unaware of any circumstances under which it would do so, unless prohibited from doing so by law, regulation or court order.

If our stockholders do not approve the dissolution and the Plan, no assurances can be given as to how or when, if ever, amounts in the trust account will be distributed to our stockholders.

The Company charter provides that the trust account proceeds will be distributed to stockholders upon the liquidation and dissolution of the Company, and Delaware law requires that the stockholders approve the liquidation and dissolution. If the Company’s stockholders do not approve the dissolution and the Plan, the Company will not have the requisite legal authority to distribute the trust account proceeds to stockholders. In such case, no assurance can be given as to how or when, if ever, such amounts will be distributed. In addition, it is possible that Ferris, Baker Watts, Inc. will attempt to prevent us from distributing some or all of the trust account proceeds until the resolution of their lawsuit.

DISSOLUTION UNDER DELAWARE LAW

Under its charter, Cold Spring is required to dissolve because it will not be able to complete a qualified initial transaction within the required time period. Under Delaware law and for federal tax reasons, stockholders need to approve the dissolution and plan of liquidation. That is why we are holding the special meeting.

Section 275 of the Delaware General Corporation Law (DGCL) provides that a corporation may dissolve upon a majority vote of the Board of Directors of the corporation followed by a favorable vote of holders of a majority of the outstanding stock entitled to vote. The Board intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution. Following such approval, the dissolution is effected by filing a certificate of dissolution with the State of Delaware. Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business. The process of winding up includes:

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prosecution and defense of any lawsuits;

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settling and closing of any business;

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disposition and conveyance of any property;

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discharge of any liabilities; and

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distribution of any remaining assets to the stockholders of the corporation.

Principal provisions of the plan

General. In accordance with the trust agreement, we will distribute pro rata to our public shareholders all of the proceeds of the IPO trust account less approximately $403,465 (plus any additional amounts owed from March 1, 2007 through the distribution date) that will be used to pay federal income taxes and state franchise taxes. We anticipate that there will not be any other amounts available for distribution to stockholders. Liquidation is expected to commence as soon as practicable after approval of the Company’s dissolution and Plan of Liquidation by stockholders at the special meeting. We do not anticipate that we will solicit any further votes of our stockholders with respect to the Plan. It is currently anticipated that Cold Spring will make a liquidating distribution of approximately $5.70 per share issued in the IPO although the exact timing and amount will not be determined until the time of such distribution.

We will also pay or provide for our known liabilities in accordance with negotiations between Cold Spring and its creditors. Since we do not know of any other Company liabilities or any facts suggesting that any other Company liabilities may exist or arise, other than as set forth in this proxy statement, and since we believe that the funds outside of the trust account plus amounts to be paid by the Company’s founders will be sufficient to discharge all liabilities, we intend to establish a contingency reserve, consisting solely of the indemnification obligations of Messrs. Stratton and Weingarten provided to Cold Spring, which the Board expects will be sufficient to satisfy actual and potential liabilities. As this contingency reserve will be funded by Messrs. Stratton and Weingarten pursuant to their indemnification obligations solely as and when needed to discharge Company liabilities and obligations, there will not be any net balance of the contingency reserve, after payment, provision for or discharge of all of our liabilities, for distribution to our stockholders. If it is determined that Cold Spring is liable for all or any portion of the amounts claimed by Ferris, Baker Watts, Inc. or those vendors who did not execute waivers of their rights to the trust account, if such claims are indemnifiable claims of Messrs. Stratton and Weingarten and they fail to meet their obligations or if such claim is not an indemnifiable claim of Messrs. Stratton and Weingarten, then the stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation, up to their pro rata shares of the liabilities not so discharged, but not in excess of the total amounts received by them from Cold Spring.

We will discontinue recording transfers of shares of our common stock on the date of Cold Spring’s dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After that date, we will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

Our Conduct Following Approval of the Dissolution and Adoption of the Plan of Liquidation

Our directors and officers will not receive any compensation for the duties performed in connection with Cold Spring’s dissolution or Plan of Liquidation. Following approval of Cold Spring’s dissolution by our stockholders at the special meeting, our activities will be limited to adopting the Plan of Liquidation, winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets, and distributing our assets in accordance with the Plan of Liquidation.

We are obligated to indemnify our officers, directors and agents in accordance with our amended and restated certificate of incorporation and bylaws for actions taken in connection with winding up our affairs; however, given our minimal assets we may not be able to provide meaningful indemnification to such persons. The Board and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be appropriate to cover our indemnification obligations under the Plan of Liquidation. We do not intend to continue to maintain directors’ and officers’ liability insurance.

Contingency Reserve. We generally are required, in connection with Cold Spring’s dissolution, to provide for payment of our liabilities. We intend to pay or provide for payment of all our known liabilities promptly after approval of the Plan of Liquidation, and to set aside a contingency reserve, consisting solely of the indemnification obligations of Messrs. Stratton and Weingarten, that we believe will be adequate to satisfy all of our liabilities. If it is not, either because the liability is not covered by the indemnification obligation of Messrs. Stratton and Weingarten or because they default on this obligation, a creditor could bring a claim against one or more of our stockholders for each such stockholder’s pro rata portion of the claim, up to the total amount distributed by us to that stockholder pursuant to the Plan of Liquidation. Because of the nature of our limited assets, we do not expect that any distributions will be made to the Public Stockholders, other than of amounts in the trust account.

Potential Liability of Stockholders. Under the Delaware General Corporation Law, in the event we fail to create adequate reserves for liabilities, or should such reserve be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due creditors to the extent of amounts that such stockholder received from us and from any liquidating trust under the Plan of Liquidation. Each stockholder’s exposure to liability is limited to his, her or its pro rata portion of the amounts due each creditor and is capped, in any event, at the amount of the distribution actually received by such stockholder.

Stock Certificates. Stockholders should not forward their stock certificates before receiving instructions to do so. After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their pro rata portions of the trust account may be held in trust, without interest and subject to escheat laws. If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Exchange Act Registration. Our common stock and units trade currently on the American Stock Exchange and are listed under the trading symbols “CDS” and “CDS.U,” respectively, although no assurance can be given that such trading will continue. The trading of our warrants, which previously traded under the symbol "CDS.WS," was halted by the American Stock Exchange upon our February 14, 2007 announcement of beginning the process of liquidation and dissolution. After dissolution, because we will discontinue recording transfers of our common stock and in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, the Board may apply to terminate Cold Spring’s registration and reporting requirements under the Securities Exchange Act of 1934, as amended. If registration is terminated, trading in the common stock and units on the American Stock Exchange would terminate.

Liquidating Trusts. Although the Board does not believe it will be necessary, we may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. Any liquidating trust would be evidenced by a trust agreement between Cold Spring and the person(s) the Board chooses as trustee(s).

Sales of Assets. The Plan of Liquidation gives the Board the authority to sell all of our remaining assets, although Cold Spring’s assets outside the trust account are immaterial. Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation.

Absence of Appraisal Rights. Stockholders are not entitled to appraisal rights in connection with Cold Spring’s dissolution and Plan of Liquidation.

Regulatory Approvals. We do not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with Cold Spring’s dissolution or the Plan of Liquidation.

Treatment of Warrants. There will be no distribution from the trust account with respect to Cold Spring’s warrants.

Payment of Expenses. In the discretion of our Board of Directors, we may pay brokerage, agency, professional and other fees and expenses to any person in connection the implementation of the Plan of Liquidation.

VOTES REQUIRED AND BOARD RECOMMENDATION

Approval of the Company’s dissolution and plan of liquidation requires the affirmative vote of a majority of the total number of votes entitled to be cast by all shares outstanding on the record date. The holders of common stock will vote on the matter of the approval of the Company’s dissolution and plan of liquidation, with each holder entitled to one vote per share on the matter.

The Company’s Board of Directors, consisting of Messrs. Stratton and Weingarten, believes that the Company’s dissolution and plan of liquidation is in the best interests of our stockholders. The Board has unanimously approved the dissolution and unanimously recommends that our stockholders vote “FOR” the dissolution and plan of liquidation. Our current and former directors and executive officers, who hold, as of the Record Date, an aggregate of 5,000,000 outstanding shares of our common stock, have indicated that they will vote “FOR” each of the proposals. See “Security Ownership of Certain Beneficial Owners and Management.”

Shares represented by Proxy Cards received in time for the Meeting that are properly signed, dated and returned without specifying choices will be voted “FOR” this proposal.

Certain U.S. Federal Income Tax Consequences

The following discussion is a general summary of the material United States federal income tax consequences of the Plan of Liquidation to Cold Spring and to current holders of our common stock, units and warrants originally issued in our IPO, who are “United States persons,” as defined in the Internal Revenue Code of 1986, as amended (the Code) and who hold such shares and warrants as “capital assets,” as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the Plan of Liquidation. Tax considerations applicable to a particular stockholder or warrant holder will depend on that stockholder’s or warrant holder’s individual circumstances. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders or warrant holders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares or warrants through such entities.

The discussion is based upon the Code, U.S. Department of the Treasury regulations, rulings of the Internal Revenue Service, or the IRS, and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate substantially in accordance with the Plan of Liquidation.

We can give no assurance that the tax treatment described herein will remain unchanged. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences or facts prove not to be as anticipated and described herein, the result could be increased taxation at the stockholder or warrant holder level.

This discussion of certain U.S. federal income tax consequences was not intended or written to be used as, and cannot be used by you, in the purpose of avoiding penalties that may be imposed on you. This discussion was written to support the solicitation of your vote or as instructions to vote your shares of our common stock.

Stockholders and warrant holders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the plan and our dissolution, including tax reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Consequences to Cold Spring

Cold Spring may recognize gain or loss on the sale or other taxable disposition of any of its assets pursuant to its liquidation to the extent of the difference between the amount realized on such sale (or the fair market value of the asset) and its tax basis in such asset.

Consequences to Stockholders

Gain or Loss on Liquidation. Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our common stock. As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s tax basis in the shares of our common stock.

A stockholder’s gain or loss will be computed on a “per share” basis, so that gain or loss is calculated separately for blocks of stock acquired at different dates or for different prices. Each liquidation distribution will be allocated proportionately to each share of stock owned by a stockholder, and will be applied first to recover a stockholder’s tax basis with respect to such share of stock. Gain will be recognized in connection with a liquidation distribution allocated to a share of stock only to the extent that the aggregate value of all liquidation distributions received by a stockholder with respect to that share exceeds such stockholder’s tax basis for that share. Any loss generally will be recognized only when a stockholder receives our final distribution to stockholders, and then only if the aggregate value of the liquidation distributions with respect to a share of stock is less than the stockholder’s tax basis for that share. If a stockholder is required to return any distribution, any payments by a stockholder in satisfaction of any Cold Spring contingent liability not covered by our contingency reserve generally would produce a loss in the year paid. Gain or loss recognized by a stockholder in connection with our liquidation generally will be capital gain or loss, and will be long-term capital gain or loss if the share has been held for more than one year, and short term capital gain or loss if the share has not been held for more than one year. Long term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short term capital gain. The deductibility of capital losses is subject to various limitations.

Liquidating Trusts. Although we anticipate that such a transfer is unlikely, given our limited assets outside of the trust account, if we transfer assets to a liquidating trust for the benefit of the stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Our former stockholders, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any future income, gain, or loss recognized by such liquidating trust, whether or not they have received any actual distributions from the liquidating trust with which to pay any tax on such tax items. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

Back-Up Withholding. Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he, she or it may be subject to back-up withholding tax with respect to any payments received pursuant to the liquidation. The back-up withholding tax is currently imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder’s U.S. federal income tax liability.

Consequences to Warrant Holders

Since no distributions will be made to warrant holders pursuant to the Plan of Liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires).

INFORMATION ABOUT COLD SPRING

General

Cold Spring was incorporated in Delaware on May 26, 2005, as a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses, portfolios of financial assets or real estate assets that Cold Spring expected would generate a portfolio of financial assets. To date, Cold Spring’s efforts have been limited to organizational activities, completion of its initial public offering, the evaluation and negotiation of possible initial transactions. On November 3, 2006, Cold Spring entered into a definitive agreement with Seven Canyons Investors, L.L.C., Cavan Management Services, L.L.C. and David V. Cavan, providing for Cold Spring’s acquisition of Sedona Development Partners, LLC, or Sedona. On February 14, 2007, Cold Spring’s Board of Directors and the owner of Sedona mutually agreed to terminate the purchase agreement based on the parties’ agreement that the conditions to closing were incapable of being satisfied as a result of, among other things, the results of Sedona’s operations and lower than anticipated sales since the execution of the acquisition agreement.

The IPO and Trust Account. On November 16, 2005, Cold Spring closed its initial public offering of 20,000,000 units. Each of the units consists of one share of Cold Spring’s common stock, $0.001 par value per share, and two redeemable common stock purchase warrants. Each warrant sold in the initial public offering entitles the holder to purchase from Cold Spring one share of common stock at an exercise price of $5.00. Cold Spring received net proceeds of $109,966,924 from its initial public offering, after payment of underwriting discounts and commissions and offering expenses. Of those net proceeds, approximately $107,426,000 (plus an additional $2,400,000 attributable to a deferred underwriters’ discount) was placed in a trust account. The remaining proceeds have been used by Cold Spring in its pursuit of an initial transaction. The IPO trust account is not to be released until the earlier of the consummation of an initial transaction or liquidation of Cold Spring, although, as noted elsewhere in this proxy statement, claims might be made against the Company by creditors who might seek to have such claims satisfied from the IPO trust account. The IPO trust account contained approximately $114,411,540 as of February 28, 2007.

As indicated above, Cold Spring terminated its purchase agreement with Sedona on February 14, 2007. Because Cold Spring did not consummate an initial transaction by the time stipulated in its charter, our Board has proposed to dissolve the Company as required by its certificate of incorporation and IPO prospectus and distribute to holders of public shares, in proportion to their respective equity interests, sums in the IPO trust account, inclusive of any interest but excluding taxes. Cold Spring’s pre-IPO stockholders (consisting of Cold Spring’s current and former directors) have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them prior to the IPO. There will be no distribution from the IPO trust account with respect to Cold Spring’s warrants.

Facilities

Cold Spring maintains its executive offices at 51 Locust Avenue, Suite 302, New Canaan, Connecticut 06840. Full Circle LLC, an affiliate of Richard A. Stratton, its Chief Executive Officer and Chairman of the Board, has agreed to provide this space to Cold Spring until either the consummation of an acquisition or the liquidation of the company for failure to complete an acquisition, at a cost of approximately $2,300 a month pursuant to a letter agreement between Full Circle LLC and Cold Spring dated November 10, 2005. Cold Spring is obligated to pay Full Circle LLC an aggregate fee of $7,500 per month which includes the cost of the office space and the cost of other general and administrative services provided to Cold Spring by Full Circle LLC.

Employees

Cold Spring currently has two employees, each of whom is an officer and also a member of the Board of Directors. These individuals have other business interests and are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to Cold Spring’s affairs. Cold Spring has no full time employees.

Periodic Reporting and Audited Financial Statements

Cold Spring has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. Cold Spring has filed a Form 10-K, as amended, with the Securities and Exchange Commission covering the fiscal year ended December 31, 2005, and Form 10-Q’s for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006. See “Where You Can Find More Information.” Because of Cold Spring has no material cash outside the trust account, it does not anticipate being able to file its Annual Report of Form 10-K for the year ended December 31, 2006 or to have audited financial statements prepared for the year ended December, 31 2006.

Legal Proceedings

Cold Spring had originally considered using the firm of Ferris, Baker Watts, Inc. as lead underwriter of its initial public offering. Cold Spring never reached or entered into any agreement with Ferris, Baker Watts, and subsequently Cold Spring decided, for market and other reasons, to use Deutsche Bank Securities Inc. as lead underwriter. On October 20, 2005, Ferris, Baker Watts filed a complaint against Cold Spring and commenced an action entitled Ferris, Baker Watts, Inc. v. Cold Spring Capital Inc. in the Circuit Court for Baltimore City, Maryland. The complaint alleges breach of express contract, breach of implied-in-fact contract, detrimental reliance or promissory estoppel, and unjust enrichment arising out of Cold Spring’s alleged refusal to pay Ferris, Baker Watts for alleged financial and investment banking services. The complaint seeks damages of $10.6 million, as well as attorneys’ fees, court costs, prejudgment interest and any other relief that may be deemed appropriate by the court. On October 26, 2005, Cold Spring filed an answer and counterclaim in the Circuit Court for Baltimore City, Maryland denying the claims and alleging tortious interference with economic relations. On June 30, 2006, Ferris, Baker Watts, Inc. filed an amended complaint adding Deutsche Bank Securities Inc. to the lawsuit and alleging tortious interference with a contract by Deutsche Bank Securities Inc. On July 17, 2006, Cold Spring filed an answer to the amended complaint denying the claims and an amended counterclaim alleging tortious interference with economic relations. On August 17, 2006, Deutsche Bank Securities Inc. filed a motion to dismiss Ferris, Baker Watts’ amended complaint and denying the claims. On September 1, 2006, Ferris, Baker Watts filed an opposition to Deutsche Bank Securities Inc.’s motion to dismiss. The case has been assigned to the Business and Technology Case Management Program of the Circuit Court for Baltimore City, Maryland. The complaint alleges that the claims run against the proceeds raised in the initial public offering, including those held in the trust account. Cold Spring believes the claims in the complaint to be wholly without merit, and Cold Spring has been defending and intends to continue to defend against those claims vigorously. Discovery in this case is ongoing. No assurances can be given, however, that Cold Spring will ultimately prevail in this matter or that an adverse judgment would not materially adversely affect its financial condition or results of operations. Messrs. Stratton and Weingarten have agreed, severally, one half each, to be personally liable to ensure that the proceeds in the trust account are not reduced by any claims in this matter and that Cold Spring’s working capital is not impacted by any such claims in excess of $300,000. By letter dated March 5, 2007, Ferris, Baker Watts made a demand that Cold Spring retain in trust or otherwise reserve, out of the funds in the trust account, the sum of $7.788 million in respect of the disputed claims asserted by Ferris, Baker Watts. By letter dated March 9, 2007, Cold Spring informed Ferris, Baker Watts that Cold Spring has vigorously disputed and defended against Ferris, Baker Watts’ meritless claims since the outset of the case, and that it does not believe that it has any obligation to reserve any funds on the basis of Ferris, Baker Watts’ claims and has no intention of doing so. By letter dated March 20, 2007, Ferris, Baker Watts reiterated its demand that Cold Spring retain in trust or otherwise reserve the sum of $7.788 million in respect of the disputed claims asserted by Ferris, Baker Watts, and it threatened to pursue Cold Spring’s directors individually if Cold Spring does not withhold sufficient funds from the trust account and Ferris, Baker Watts is ultimately successful. As indicated elsewhere in this proxy, the Company has no material assets outside of the trust account and, therefore, would be unable to satisfy any obligation the Company may have under its certificate of incorporation to indemnify the directors in the event that Ferris, Baker Watts should make a claim against them. Cold Spring’s independent directors, Evan E. Binder, Robert M. Chefitz and I. Trevor Rozowsky, resigned from their positions as directors effective as of April 2, 2007. By letter dated April 5, 2007, Cold Spring informed Ferris, Baker Watts that Cold Spring does not believe that it has any obligation to, and has no intention of reserving any funds from the trust account on the basis of Ferris, Baker Watts’ claims, and that Cold Spring already has made sufficient provisions with respect to those claims. According to Cold Spring’s stock records, Ferris, Baker Watts holds, in the aggregate, 500 common shares, 2,000 units and 5,000 warrants of Cold Spring as custodian for various retirement accounts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Cold Spring common stock as of April 2, 2007 by:

•

each person or entity who is known by Cold Spring to beneficially own more than 5% of the common stock of Cold Spring;

•

each of the directors and executive officers of Cold Spring; and

•

all of the directors and executive officers of Cold Spring as a group.

Unless otherwise indicated, the address of each person or entity named in the table is c/o Cold Spring Capital Inc., 51 Locust Avenue, Suite 302, New Canaan, Connecticut 06840, and each person or entity has sole voting power and investment power (or shares such power with his or her spouse), with respect to all shares of capital stock listed as owned by such person or entity. The number and percentage of shares beneficially owned is determined in accordance with the rules of the SEC, and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares of common stock underlying options or warrants that are exercisable by that person within 60 days of April 2, 2007. However, these shares underlying options or warrants are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity and, because Cold Spring’s warrants will expire worthless upon liquidation, no shares of common stock underlying warrants are included in the beneficial ownership. Percentage of beneficial ownership is based on 25,000,000 shares of Cold Spring’s common stock outstanding as of April 2, 2007.

Name and Address of Beneficial Owner(1)	Shares	Approximate Percentage of Outstanding Common Stock

Richard A. Stratton(2)	2,125,000	8.5%
Joseph S. Weingarten(3)	2,125,000	8.5%
Millenco, L.L.C.(4)	1,745,100	7.0%
Millennium Management, L.L.C.(4)	1,745,100	7.0%
Israel A Englander(4)	1,745,100	7.0%
Wellington Management Company, LLP(5)	2,136,200	8.5%
Fir Tree, Inc.(6)	2,405,000	9.6%
Sapling, LLC(6)	1,729,265	6.9%
Ospraie Management, LLC(7)	1,666,600	6.7%
Ospraie Holding I, L.P.(7)	1,666,600	6.7%
Ospraie Management, Inc.(7)	1,666,600	6.7%
Dwight Anderson(7)	1,666,600	6.7%
Satellite Asset Management, L.P.(8)	1,689,150	6.8%
Satellite Fund Management LLC(8)	1,689,150	6.8%
The Baupost Group, L.L.C.(9)	2,332,050	9.3%
Sowood Capital Management LP(10)	1,900,000	7.6%
Sowood Capital Management LLC(10)	1,900,000	7.6%
Jeffrey B. Larson(10)	1,900,000	7.6%
All directors and officers as a group (2 individuals)(11)	4,250,000	17.0%

——————

(1)

The business address of Richard A. Stratton and Joseph S. Weingarten is c/o Cold Spring Capital Inc., 51 Locust Avenue, Suite 302, New Canaan, Connecticut 06840.

(2)

Includes 1,000,000 shares of common stock that are held in trusts for the benefit of Mr. Stratton’s children.

(3)

Includes 600,000 shares of common stock that are held in a trust for the benefit of Mr. Weingarten’s children.

(4)

The business address of Millenco, L.L.C., Millennium Management, L.L.C. and Israel A. Englander is 666 Fifth Avenue, New York, New York 10103. Millennium Management, L.L.C. is the manager of Millenco. Israel A. Englander is the managing member of Millennium Management. Millenco, L.L.C., Millennium Management, L.L.C. and Israel A. Englander exercise shared voting and dispositive power over the amounts reported above.

The foregoing information was derived from a Schedule 13G/A filed by the above persons with the SEC on February 7, 2007.

(5)

The business address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109. The shares of common stock reported above are owned of record by clients of Wellington Management Company, LLP in its capacity as investment adviser. Wellington Management Company, LLP exercises shared voting power over 1,089,500 shares and shared investment power over the amounts reported above. The foregoing information was derived from a Schedule 13G/A filed by the above persons with the SEC on February 14, 2007.

(6)

The business address of Fir Tree, Inc. and Sapling, LLC is 505 Fifth Avenue, 23rd Floor, New York, New York 10017. Fir Tree, Inc. may be deemed to beneficially own the amount reported above as a result of being the investment manager of Sapling, LLC (beneficial owner of 1,729,265 shares) and Fir Tree Recovery Master Fund, L.P. (beneficial owner of 675,735 shares), and exercises shared voting and dispositive power with Sapling, LLC and Fir Tree Recovery Master Fund, L.P. over their respective share amounts. The foregoing information was derived from a Schedule 13G/A filed by the above person with the SEC on February 13, 2007.

(7)

The business address of Ospraie Management, LLC, Ospraie Holding I, L.P., Ospraie Management, Inc. and Dwight Anderson is 780 Third Avenue, 42nd Floor, New York, New York 10017. The Ospraie Portfolio Ltd., a Cayman Islands exempted company, directly owns the shares of common stock reported above. Ospraie Management, LLC is the investment manager of The Ospraie Portfolio Ltd. Ospraie Holding I, L.P. is the managing member of Ospraie Management, LLC. Ospraie Management, Inc. is the general partner of Ospraie Holding I, L.P. Dwight Anderson is the president and sole shareholder of Ospraie Management, Inc. Ospraie Management, LLC, Ospraie Holding I, L.P., Ospraie Management, Inc. and Dwight Anderson exercise shared voting and dispositive power over the amounts reported above. The foregoing information was derived from a Schedule 13G filed by the above persons with the SEC on November 18, 2005.

(8)

The business address of Satellite Asset Management, L.P. and Satellite Fund Management LLC is 623 Fifth Avenue, 19th Floor, New York, NY 10022. Satellite Fund Management, LLC is the general partner of Satellite Asset Management, L.P. Satellite Asset Management, L.P. Satellite Asset Management, L.P. and Satellite Fund Management LLC exercise shared voting and dispositive power over the amounts reported above. The foregoing information was derived from a Schedule 13G filed by the above persons with the SEC on February 13, 2007.

(9)

The business address of The Baupost Group, L.L.C. is 10 St. James Avenue, Suite 2000, Boston, Massachusetts 02116. The Baupost Group, L.L.C. exercises sole voting and dispositive power over the amounts reported above. The foregoing information was derived from a Schedule 13G filed by the above persons with the SEC on February 13, 2007.

(10)

The business address of Sowood Capital Management LP, Sowood Capital Management LLC and Jeffrey B. Larson is 500 Boylston Street, 17th Floor, Boston, MA 02116. Of the amounts reported above, 1,630,121 are held for the benefit of Sowood Alpha Fund Ltd. and 269,879 are held for the benefit of Sowood Alpha Fund LP. The general partner of Sowood Alpha Fund LP is Sowood Associates LP. Sowood Capital Management LLC is the sole general partner of Sowood Capital Management LP. Sowood Capital Management LP and Sowood Capital Management LLC exercise shared voting and dispositive power over the amounts reported above. Jeffrey B. Larson may be deemed to beneficially own the amounts reported above because he may be deemed to control Sowood Capital Management LLC. The foregoing information was derived from a Schedule 13G filed by the above person with the SEC on March 19, 2007.

(11)

Includes an aggregate of 1,600,000 shares of common stock that are held in trusts for the benefit of the children of Messrs. Weingarten and Stratton.

All of the shares of our outstanding common stock owned by our current and former directors, our initial stockholders, have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until six months after our liquidation.

During the escrow period, the holders of these shares will not be able to sell their securities, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. None of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to our initial public offering.

STOCKHOLDER PROPOSALS

Whether or not the dissolution is approved, Cold Spring does not expect to have an annual meeting of stockholders after the special meeting and, therefore, we are not providing instructions as to how stockholders can make proposals for future meetings.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the Securities and Exchange Commission, Cold Spring and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Cold Spring’s annual report to stockholders and proxy statement. Upon written or oral request, Cold Spring will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Cold Spring deliver single copies of such documents in the future. Stockholders may notify Cold Spring of their requests by calling or writing us at our principal executive offices at (203) 972-0888 or 51 Locust Avenue, New Canaan, Connecticut 06840.

WHERE YOU CAN FIND MORE INFORMATION

Cold Spring files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

You may read and copy reports, proxy statements and other information filed by Cold Spring with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.

Cold Spring files its reports, proxy statements and other information electronically with the SEC. You may access information on Cold Spring at the SEC web site containing reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Information and statements contained in this proxy statement or any annex are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to or incorporated by reference into this document.

This proxy statement incorporates important business and financial information about Cold Spring that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. If you would like such information or additional copies of this proxy statement, or if you have questions about the Plan, you should contact:

Joseph S. Weingarten
Cold Spring Capital Inc.
51 Locust Avenue, Suite 302
New Canaan, Connecticut 06840
(203) 972-0888

To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is April 27, 2007.

ANNEX A

PLAN OF LIQUIDATION
OF
COLD SPRING CAPITAL INC.
(A Dissolved Delaware Corporation)

This Plan of Liquidation of Cold Spring Capital Inc. (the “Company”) is dated this [     ] day of [        ], 2007.

WHEREAS, the dissolution of the Company was duly authorized by its Board of directors and stockholders, and the Company was dissolved on [     ], 2007 by the filing of a Certificate of Dissolution with the Office of the Secretary of State of the State of Delaware;

WHEREAS, the Company elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the Company has paid or otherwise satisfied or made provision for all claims and obligations of the Company known to the Company, including conditional, contingent, or unmatured contractual claims known to the Company, other than the following:

1.

Fees and expenses in connection with legal, accounting and other services rendered prior to the date hereof, all as shown on the Company’s unaudited interim financial statements at and for the period ending September 30, 2006, and liabilities and obligations incurred or to be incurred after such date to vendors or other persons for services rendered or goods sold, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of the Company and the winding-up of its business and affairs (“Vendor Obligations”);

2.

Potential liabilities related to claims made against the Company by Ferris, Baker Watts, Inc.

3.

Liabilities for federal and state income taxes, and Delaware franchise taxes (“Tax Liabilities”); and

4.

The Company’s obligations to holders of its common shares issued in its initial public offering (the “Public Stockholders”) to distribute the proceeds of the trust account established in connection with the IPO in connection with the dissolution and liquidation of the Company as provided in the Company’s amended and restated certificate of incorporation and its IPO prospectus;

WHEREAS, there are no pending actions, suits, or proceedings to which the Company is a party, other than that with Ferris, Baker Watts, Inc.;

WHEREAS, there are no facts known to the Company, indicating that claims that have not been made known to the Company or that have not arisen are likely to become known to the Company or to arise within ten years after the date of dissolution; and

WHEREAS, Messrs. Stratton and Weingarten have reaffirmed, and by their adoption of this Plan such individuals do hereby reaffirm, their obligations, given to the Company in connection with its IPO, to indemnify the Company from and against any and all loss, liability, claims, damage and expense (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) actually incurred by the Company as a result or arising out of any claim by any vendor that is owed money by the Company for services rendered or products sold, in each case, to the Company, or by any target business with which the company has entered into a written letter of intent, confidentiality or non-disclosure agreement; provided, however, that the amount of such indemnification shall be limited only to the amount by which such losses, liabilities, claims, damages or expenses actually reduce the amount of funds in the Trust Account and provided further, that such indemnification shall not give any rights to any third parties or create any third party beneficiaries other that the Public Stockholders; the performance of which indemnification obligations shall fund the Company’s performance of its Vendor Obligations;

NOW THEREFORE, the Company adopts the following Plan of Liquidation, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1. PAYMENT OF LIABILITIES AND OBLIGATIONS. The Company shall, as soon as practicable following the adoption of this Plan by the Board of Directors after the filing of a Certificate of Dissolution of the Company in accordance with Delaware law, (a) pay or provide for the payment in full or in such other amount as shall be agreed upon by the Company and the relevant creditor the Vendor Obligations and (b) pay in full the Tax Liabilities.

2. CONTINGENCY RESERVE; PRO RATA DISTRIBUTION. There being no facts now known to the Company, suggesting that any unknown claims or obligations of the Company or claims that have not arisen against the Company exist or might arise, other than in connection with the litigation with Ferris, Baker Watts, Inc., the Company shall retain the indemnification obligations to the Company referred to in the sixth recital hereof as provision for any and all such claims and obligations.

3. AUTHORITY OF OFFICERS AND DIRECTORS. The Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay such persons compensation for their services, provided that no current officer or director of the Company shall receive any compensation for his services as aforesaid, and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to the Company’s stockholders in connection with the adoption of this Plan. Adoption of this Plan by holders of a majority of the voting power represented collectively by the outstanding shares of the Company’s common stock shall constitute the approval of the Company’s stockholders of the Board’s authorization of the payment of any such compensation.

The adoption of the Plan by the holders of the Company’s common stock shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable (i) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of the Company; (iii) to satisfy or provide for the satisfaction of the Company’s obligations in accordance with Section 281(b) of the DGCL; and (iv) to distribute all of the remaining funds of the Company to the holders of the Company’s common stock in complete cancellation or redemption of its stock.

4. CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM. Subject to approval by the Board, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan.

5. RECOVERY OF ASSETS. In the event that the Company (or any trustee or receiver for the Company appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to the Company, such funds shall first be used to satisfy any claims against or obligations of the Company, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of the Company in accordance with and subject to the terms of the Company’s amended and restated certificate of incorporation and the DGCL, and further subject to such terms and conditions as the Board of Directors of the Company (or any trustee or receiver for the Company) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude the Company (or any trustee or receiver for the Company) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of the Company.

6. PROFESSIONAL FEES AND EXPENSES. It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the Board provided by the Company pursuant to its amended and restated certificate of incorporation and bylaws or the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board for services rendered to the Company.

In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

7. INDEMNIFICATION. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its amended and restated certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s obligations hereunder, including, without limitation, directors’ and officers’ liability coverage.

8. LIQUIDATING TRUST. The Board may, but is not required to, establish and distribute assets of the Company to a liquidating trust, which may be established by agreement in form and substance determined by the Board with one or more trustees selected by the Board. In the alternative, the Board may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of the Company, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of the Company’s property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

9. LIQUIDATING DISTRIBUTIONS. Liquidating distributions shall be made from time to time after the adoption of this Plan to the holders of record, at the close of business on the date of the filing of a Certificate of Dissolution of the Company, of outstanding shares of common stock of the Company, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of the Company). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Code and the regulations promulgated thereunder.

10. AMENDMENT OR MODIFICATION OF PLAN. If for any reason the Board determines that such action would be in the best interests of the Company, it may amend or modify this Plan and all action contemplated thereunder, notwithstanding stockholder approval of this Plan, to the extent permitted by the DGCL; provided, however, that the Company will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

11. CANCELLATION OF STOCK AND STOCK CERTIFICATES. Following the dissolution of the Company, the Company shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

12. LIQUIDATION UNDER CODE SECTIONS 331 AND 336. It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”). This Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

13. FILING OF TAX FORMS. The appropriate officers of the Company are authorized and directed, within 30 days after the effective date of this Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

PROXY
COLD SPRING CAPITAL INC.
51 LOCUST AVENUE, SUITE 302
NEW CANAAN, CONNECTICUT 06840

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF COLD SPRING CAPITAL INC.

The undersigned appoints Richard A. Stratton and Joseph S. Weingarten, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Cold Spring held of record by the undersigned on April 3, 2007 at the Special Meeting of Stockholders to be held on May 4, 2007, and any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. COLD SPRING’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. COLD SPRING’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

		FOR	AGAINST	ABSTAIN

1.	TO APPROVE THE DISSOLUTION OF THE COMPANY AND THE PLAN OF LIQUIDATION SUBMITTED TO STOCKHOLDERS AT THE SPECIAL MEETING.	☐	☐	☐

2.

TO PERMIT COLD SPRING’S BOARD OF DIRECTORS OR ITS
CHAIRMAN, IN THEIR DISCRETION, TO ADJOURN OR
POSTPONE THE SPECIAL MEETING IF NECESSARY FOR
FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT
SUFFICIENT VOTES AT THE ORIGINALLY SCHEDULED
TIME OF THE SPECIAL MEETING TO APPROVE THE
FOREGOING PROPOSAL.

		☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW				☐

NEW ADDRESS:

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

SIGNATURE:
DATE:

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.